UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 18, 2006

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation

On August 18, 2006 MarkWest Hydrocarbon, Inc. (the “Company”), as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association Bank of Oklahoma, N.A, and SunTrust Bank entered into the second amended and restated credit agreement (“Company Credit Facility”) which provides a maximum lending limit of $55.0 million, increased from $25.0 million and extends the one year term to a term of three years.  The Company Credit Facility includes a $40.0 million Revolving Facility and a $15.0 million Unit Acquisition Facility.

The Company Credit Facility bears interest at a variable interest rate, plus basis points.  The variable interest rate is typically based on the London Inter Bank Offering Rate (“LIBOR”); however, in certain borrowing circumstances the rate would be based on the higher of a) the Federal Funds Rate plus 0.5-1%, and b) a rate set by the Facility’s administrative agent, based on the U.S. prime rate.  The basis points correspond to the ratio of the Revolver Facility Usage (as defined in the Company Credit Facility) to the Borrowing Base (as defined in the Company Credit Facility), ranging from 0.50% to 1.75% for Base Rate loans, and 1.50% to 2.75% for Eurodollar Rate loans.  The Company pays a quarterly commitment fee on the unused portion of the credit facility at an annual rate ranging from 37.5 to 50.0 basis points.

In addition to the revolving facility, the Second Amendment to the Company Credit Facility includes a $15.0 million dollar Unit Acquisition Facility.  The Unit Acquisition Facility may be used to finance the acquisition of MarkWest Energy Partners, L.P., “the Partnership” common or subordinated units; provided further, no proceeds of any Loans or Letters of Credit may paid, advanced, lent, given or contributed to the Partnership’s General Partner or the Partnership or any of their Subsidiaries for the purpose of enabling the Partnership to pay distributions to its partners.  Acquiring units of the Partnership would occur in conjunction with significant Partnership capital growth projects.

Under the provisions of the Company Credit Facility, the Company is subject to a number of restrictions on its business, including restrictions on its ability to grant liens on assets; make or own certain investments; enter into any swap contracts other than in the ordinary course of business; merge, consolidate or sell assets; incur indebtedness (other than subordinated indebtedness); make distributions on equity investments; declare or make, directly or indirectly, any restricted distributions.

The Company Credit Facility also contains covenants requiring the Company to maintain:

•                  a leverage ratio greater than 4.0 to 1.0, or up to 5.5 to 1.0, in certain circumstances of total consolidated debt to consolidated EBITDA, provided if more than  (as defined in the Company Credit Facility) for any fiscal quarter-end;

•                  a minimum net worth of a) $30.0 million plus, b) 50% of consolidated net income (if positive) earned on or after July 1, 2006 plus, c) 100% of net proceeds of all equity issued by the Company subsequent to August 18, 2006; and

•                  a minimum collateral coverage ratio of not more than 2.0 to 1.0 (as defined in the Company Credit Facility) as of the date of any determination.

Text of Agreements.  The full text of the Company Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

A copy of the Company’s August 22, 2006, press release announcing the Company’s the amendment to expanded and extended its credit facility is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1

Second amended and restated credit agreement dated as of August 18, 2006 among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association, Bank of Oklahoma, N.A, and SunTrust Bank as lenders.

99.1	Press release dated August 22, 2006, MarkWest Hydrocarbon, Inc., announces expansion and extension of its credit facility.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC
(Registrant)

Date: August 23, 2006	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Second amended and restated credit agreement dated as of August 18, 2006, among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association, Bank of Oklahoma, N.A, and SunTrust Bank as lenders.

99.1	Press release dated August 22, 2006, MarkWest Hydrocarbon, Inc., announces expansion and extension of its credit facility.